Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Meritor, Inc., an Indiana corporation (the “Company”), hereby constitute VERNON G. BAKER, II, and BARBARA NOVAK, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and any amendments and supplements thereto, to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Signature	Title	Date

/s/ Charles G. McClure Charles G. McClure, Jr.	Chairman of the Board, Chief Executive Officer and President (principal executive officer) and Director	November 8, 2012

/s/ Joseph B. Anderson Joseph B. Anderson, Jr.	Director	November 8, 2012

/s/ Rhonda L. Brooks Rhonda L. Brooks	Director	November 8, 2012

/s/ David W. Devonshire David W. Devonshire	Director	November 8, 2012

/s/ Ivor J. Evans Ivor J. Evans	Director	November 8, 2012

/s/ Victoria B. Jackson Bridges Victoria B. Jackson Bridges	Director	November 8, 2012

/s/ James E. Marley James E. Marley	Director	November 8, 2012

/s/ William R. Newlin William R. Newlin	Director	November 8, 2012

/s/ Jeffrey A. Craig Jeffrey A. Craig	Senior Vice President and Chief Financial Officer (principal financial officer)	November 8, 2012

/s/ Kevin Nowlan Kevin Nowlan	Controller (principal accounting officer)	November 8, 2012